Amendment 1

This first amendment to the Contract for the Sale and Purchase of Business Assets, herein referred to as the “Contract” or the “Agreement” dated June 30, 2006 executed this on the 21st day of November, 2005(“Amendment 1”).

Whereas the parties agree that Section 1(a)(i) of the Agreement is unclear and subject to different interpretations, and does not accurately reflect that which was contemplated by the parties at the execution of the Agreement, hereby amend Section 1(a)(i) to read as follows:

(i) Amerex Companies, Inc. will issue or cause to be issued 250,000 shares of Amerex Companies, Inc. restricted common stock as soon as practicable after execution of the Agreement.

Seller:

Enhanced Operating Company, LLC.

_______________________________

Michael Eppler

President

Buyer:

Amerex Companies, Inc.

_______________________________

Ron Brewer

Chief Operating Officer

C:\Nick\Envirosolve\Operations\EOC\Amendment 1 to EOC.doc